Filed pursuant to Rule 424(b)(3)

                          SUPPLEMENT DATED MAY 9, 1997

                     TO PROSPECTUS DATED SEPTEMBER 20, 1996
                          (Registration No.: 333-11391)

    The Final Prospectus dated September 20, 1996 incorrectly listed 32,000 shares of Common Stock to be sold by Mr. Howard Reisman as a Selling Stockholder of the Company. The correct listing of shares to be sold is as follows:

                                                                     Percentage
                                                       Shares to be  To Be Owned
Name of Selling       Number of         Shares to be   Owned After   After the
Security Holder       Shares Owned      Offered        Offering      Offering
---------------       ------------      ------------   ------------  -----------

Howard Reisman          8,000           8,000             0               -
Galite Reisman          8,000           8,000             0               -
Talia Reisman           8,000           8,000             0               -
Kenneth Reisman         8,000           8,000             0               -